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                                                                   Exhibit 10.54


                          [Nortel Networks Letterhead]


September 14, 2001


Mr. Kevin Elop
Chief Financial Officer
Elastic Networks, Inc.
6120 Windward Parkway, Suite 100
Alpharetta, GA 30005

RE:      LETTER AGREEMENT-NORTEL NETWORKS/ELASTIC NETWORKS:
         TERMINATION OF MODIFICATION NO. 1 TO DISTRIBUTION AGREEMENT

Dear Kevin:

This letter agreement documents the agreement of Elastic Networks, Inc. ("Elastic Networks") and Nortel Networks Inc. ("Nortel Networks"), regarding the termination of the agency relationship described in Modification Number 1 dated September 27, 2000 ("Modification Number 1") to the Distribution Agreement between Elastic Networks and Nortel Networks entered into on September 1, 1998 ("Distribution Agreement"). The parties agree to terminate Modification Number 1 pursuant to the terms of this Letter Agreement effective July 31, 2001 in accordance Elastic Networks' notice dated July 1, 2001.

All sales of Elastic Networks products shipped through December 31, 2001 to the customers identified on Schedule A attached hereto and incorporated herein by reference shall qualify for and satisfy all conditions precedent for the Fee as such term is defined in Modification Number 1. Notwithstanding the foregoing, all sales of Elastic Networks products to Verizon Avenue Corporation ("Verizon Avenue") from January 1, 2001 through the term of the agreement currently being negotiated, and which will include Elastic Networks as a named principal, for such sales shall qualify for the Fee. Where Nortel Networks performs the billing to customers identified on Schedule A (except for Verizon Avenue), a transition plan will be required to facilitate the purchase and billing of Elastic Networks products after December 31, 2001.

Notwithstanding the payment terms described in Modification Number 1 the parties agree from the date hereof of: (i) Nortel Networks' shall satisfy Elastic Networks invoices with forty-five (45) for Elastic Networks products shipped and invoiced through Nortel Networks' standard processes. These payments do not transfer title to Nortel Networks, and Nortel Networks shall be entitled to recoup any amounts paid to Elastic Networks for products for which payment is not promptly received from the end customer; (ii) Elastic Networks shall pay to Nortel Networks the Fee in accordance with the following schedule: fees earned from August 2001 - October 2001 may be paid on or before


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November 5, 2001; fees earned from November 2001 - January 2002 may be paid on or before February 5, 2002; fees earned from February 2002 - April 2002 may be paid on or before May 5, 2002; fees earned from May 2002 - July 2002 may be paid on or before August 5, 2002; etc. (iii) the Fees relating to July 2001 sales may be paid on or before November 5, 2001.

The parties agree that all amounts due and owing under Modification Number 1 as of June 30, 2001 have been paid in full.

Nothing herein shall prevent the parties from collaborating together in the future on joint proposals. The parties anticipate that under a joint proposal Elastic Networks would contract directly with the end customer.

Except for the termination of Modification Number 1 as set for herein, the Distribution Agreement remains in full force and effect.

If the above is consistent with your understanding of our Agreement, please execute this Letter Agreement as indicated below and return the execute copy to my attention.


Sincerely,

/s/ Terry Hungle
Terry Hungle
Vice President, Americas Finance



Acknowledged and agreed to:


/s/Philip Griffith
------------------------------------------
Elastic Networks, Inc.
Philip Griffith
VP Sales
Date: 9/26/01

cc:  D. Moore
     J. Oechsle



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                                   Schedule A

Verizon Avenue (agency fee to continue through the term)
Mon-Cre (via ZCorum)
University of Georgia (via Layer 3)
Oxford Telephone
Hargray Telephone
City Tel (via On Line Leasing)
Hay Telecommunications
Hurontel
Hurontario
Mornington Communications
Quadro
Westport
Libotel
Valor Telecom
Broadwing (including Cincinnati Bell)










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